                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                             SAGE LABORATORIES, INC.
                                       TO
                             FIL ACQUISITION CORP.,
                          A WHOLLY-OWNED SUBSIDIARY OF
                                  FILTRONIC PLC
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.10 per share (the "Shares"), of Sage Laboratories, Inc., a Massachusetts corporation, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                       STATE STREET BANK AND TRUST COMPANY


                              By First Class Mail:
                       State Street Bank and Trust Company
                            Corporate Reorganization
                                  P.O. Box 9572
                              Boston, MA 02205-9572

                               By Express Mail or
                               Overnight Courier:
                           State Street Bank and Trust
                                     Company
                            Corporate Reorganization
                               70 Campanelli Drive
                               Braintree, MA 02184


                                    By Hand:
                             Securities Transfer and
                            Reporting Services, Inc.
                              c/o Boston EquiServe
                            Corporate Reorganization
                             55 Broadway, 3rd Floor
                               New York, NY 10006

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.
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Ladies and Gentlemen:

      The undersigned hereby tenders to FIL Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Filtronic plc, a public limited company organized under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 19, 1998, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares __________________________
Certificate No(s). (if available) _________
___________________________________________

/ /   CHECK BOX IF SHARES WILL BE
      TENDERED BY BOOK-ENTRY TRANSFER.

Name of Tendering Institution:

___________________________________________

Account Number ____________________________
Dated _______________, 1998


Name(s) of Record Holder(s)


________________________________________________________________________________
                             (Please Type or Print)

Address(es)

________________________________________________________________________________

________________________________________________________________________________
                                                                      (Zip Code)

Area Code and Tel. No(s).

________________________________________________________________________________

Signature(s)
________________________________________________________________________________

________________________________________________________________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and
(c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three Nasdaq National Market trading days after the date hereof.

____________________________________    ________________________________________
            (Name of Firm)                      (Authorized Signature)
____________________________________    ________________________________________
               (Address)                                (Title)
____________________________________    Name____________________________________
              (Zip Code)                        (Please Type or Print)
____________________________________    Date______________________________, 1998
       (Area Code and Tel. No.)

   NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
     DELIVERY. CERTIFICATES REPRESENTING SHARES SHOULD BE SENT WITH YOUR
                            LETTER OF TRANSMITTAL.